EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258994) and Form S-8 (No. 333-254201, 333-236952, 333-224860, and 333-222499) of our report dated March 31, 2023, relating to the consolidated financial statements of Eloxx Pharmaceuticals, Inc., appearing in this Annual Report on Form 10-K. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ Baker Tilly US, LLP

Tewksbury, Massachusetts

March 31, 2023